UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

YUMANITY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37695	20-8436652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street, Suite 4410 Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-409-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YMTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As part of its previously announced effort to preserve capital, on May 16, 2022, Yumanity Therapeutics, Inc. (the “Company”) entered into a Lease Termination Agreement (the “Termination Agreement”) with Ice Box, LLC (“Landlord”), pursuant to which that certain Lease between the Company and Landlord, dated September 19, 2017 (the “Lease”), will terminate on July 31, 2022. Under the terms of the Lease, the Company has rented approximately 30,000 square feet of laboratory and office space located at 80 Guest Street, Suite 500, Boston, Massachusetts, for a term that had been scheduled to expire on April 30, 2028.

The Company will not incur any early termination penalties in connection with the termination of the Lease.

The foregoing summary of the Termination Agreement is not complete and is qualified in its entirety by reference to the full text of the Termination Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Lease Termination Agreement by and between Yumanity Therapeutics, Inc. and Ice Box, LLC dated as of May 16, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 18, 2022

Yumanity Therapeutics, Inc.

By:	/s/ Richard Peters
Name:	Richard Peters
Title:	President & Chief Executive Officer